UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 12, 2009

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Non-Executive Chairman of the Board

On March 12, 2009, the Board of Directors (the “Board”) of Autodesk, Inc. (“Autodesk”) appointed Crawford W. Beveridge as non-executive Chairman of the Board of Autodesk.

As non-executive Chairman, Mr. Beveridge will be paid an annual retainer of $65,000, to be paid in the same manner as other cash compensation paid to Autodesk’s non-employee directors. Mr. Beveridge’s compensation as non-executive Chairman is in addition to his compensation as a non-employee director and committee member.

Committee Composition

On March 12, 2009, the Board appointed Sean Maloney as a member of Autodesk’s Compensation and Human Resources Committee, to replace Mr. Beveridge, effective at the Autodesk 2009 annual meeting of stockholders, anticipated to be held on June 11, 2009.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Bylaws

On March 12, 2009, the Board amended Article III, Section 3.2 of Autodesk’s Bylaws to change the number of directors from ten (10) to nine (9), effective as of the date of such amendment. The Bylaws are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01.	Exhibits

Exhibit No.	Description

3.1	Amended Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ CARL BASS
Carl Bass
Chief Executive Officer, President and Interim Chief Financial Officer

Date: March 18, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended Bylaws.